UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

SPIRE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12742	04-2457335
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Patriots Park, Bedford, Massachusetts	01730-2396
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 275-6000

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a)    On May 19, 2011, Spire Corporation (the “Company”) held a Special Meeting in Lieu of Annual Meeting of Stockholders.  At the close of business on March 25, 2011, the voting record date, there were 8,360,133 shares of Company common stock outstanding and entitled to vote. At the meeting, 7,598,446 or 90.89%, of the outstanding shares of common stock entitled to vote were represented by proxy or in person.

(b)    At the meeting, stockholders voted on the following:

(i)    Proposal Number 1

The results for Proposal Number 1, relating to the election of directors, were as follows:

	For	Withheld	Abstained	Broker Non-Votes
Udo Henseler	3,484,313	1,197,135	—	2,916,998
David R. Lipinski	3,482,091	1,199,357	—	2,916,998
Mark C. Little	3,503,937	1,177,511	—	2,916,998
Roger G. Little	3,887,717	793,731	—	2,916,998
Michael J. Magliochetti	4,053,169	628,279	—	2,916,998
Guy L. Mayer	4,052,619	628,829	—	2,916,998
Roger W. Redmond	3,857,432	824,016	—	2,916,998

All of the director nominees received substantially more votes “for” their election than votes “withheld”. Under the Company's bylaws, the standard for the passage of any matter is the affirmative vote of at least a majority in interest of the stock represented and entitled to vote at the meeting, which includes broker non‑votes (which are shares held in “street name” by brokers or nominees that, due to lack of required instructions from their beneficial owners, are not voted on a particular matter). Each of Roger G. Little, Michael J. Magliochetti, Guy L. Mayer and Roger W. Redmond received sufficient votes to achieve this standard. While the remaining directors did not receive sufficient votes to achieve this standard, under Massachusetts law and the Company's bylaws, each such director shall continue to serve as a director until the next annual meeting or until a successor is chosen and qualified, and may be re-nominated for re‑election at next year's annual meeting.

(ii)    Proposal Number 2

Stockholders ratified the selection of McGladrey & Pullen, LLP to act as the Company's independent registered public accountants for the fiscal year ending December 31, 2011. The results for Proposal Number 2 were as follows:

For	Withheld	Abstained	Broker Non-Votes
7,386,073	14,664	197,709	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRE CORPORATION

Date: May 23, 2011	By:	/s/ Robert S. Lieberman
Robert S. Lieberman
Chief Financial Officer and Treasurer

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